UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2024

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459		04-3218510
(Commission File Number)		(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 20, 2024, Affiliated Managers Group, Inc. (the “Company”) completed the issuance and sale of $450,000,000 aggregate principal amount of the Company’s 6.750% Junior Subordinated Notes due 2064 (the “Initial Securities”), including $50,000,000 aggregate principal amount of the Company’s 6.750% Junior Subordinated Notes due 2064, pursuant to the underwriters’ option to purchase additional notes to cover over-allotments (together with the Initial Securities, the “Securities”).

The Securities were issued pursuant to a junior subordinated notes indenture, dated as of March 27, 2019 (the “Base Indenture”), as supplemented by the fourth supplemental indenture thereto, dated as of March 20, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association and U.S. Bank Trust Company, National Association, respectively, in each case as trustee. The Securities have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-263148) which became effective March 1, 2022 (the “Registration Statement”).

On March 14, 2024, the Company also entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

The terms of the Securities are described in the Company’s prospectus dated March 1, 2022, as supplemented by the final prospectus supplement dated March 14, 2024, as filed with the Securities and Exchange Commission on March 15, 2024 (the “Prospectus Supplement”); the prospectus as so supplemented forms part of the Registration Statement.

The Securities, which are unsecured junior subordinated obligations of the Company, will mature on March 30, 2064, and will bear interest at a rate of 6.750% per year, with interest payable on March 30, June 30, September 30, and December 30 of each year, beginning on June 30, 2024, subject to the Company’s right to defer interest payments as described in the Prospectus Supplement. The Company may redeem the Securities at any time, in whole or in part, on one or more occasions, on or after March 30, 2029 at a redemption price that is equal to their principal amount plus accrued and unpaid interest. The Company may redeem the Securities in whole, but not in part, at any time prior to March 30, 2029, following certain tax and rating agency events at certain specified redemption prices as described in the Prospectus Supplement. The Company intends to use the net proceeds from the issuance and sale of the Securities for general corporate purposes, which may include the repayment or refinancing of indebtedness, share repurchases, and investments in new and existing investment management firms. See “Use of Proceeds” in the Prospectus Supplement.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and copies of the Underwriting Agreement, the Fourth Supplemental Indenture, the form of 6.750% Junior Subordinated Note due 2064, and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP are attached hereto as Exhibits 1.1, 4.2, 4.3, and 5.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement, the Indenture, and the Securities are summaries only and are qualified in their entirety by the complete text of such documents attached to this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 14, 2024, among Affiliated Managers Group, Inc. and BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture for Junior Subordinated Notes, dated as of March 27, 2019, between Affiliated Managers Group, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Affiliated Managers Group, Inc.’s Current Report on Form 8-K filed on March 27, 2019).

4.2	Fourth Supplemental Indenture, dated as of March 20, 2024, between Affiliated Managers Group, Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 6.750% Junior Subordinated Note due 2064 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 20, 2024	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	Managing Director, Chief Corporate Counsel, and Corporate Secretary